Exhibit 107

Calculation of Filing Fee Tables

Form S-3

FREYR Battery

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no nominal value	—		—		—		—	—	—
	Equity	Preferred Shares	—		—		—		—	—	—
	Debt	Debt Securities	—		—		—		—	—	—
	Other	Warrants	—		—		—		—	—	—
	Other	Subscription Rights	—		—		—		—	—	—
	Other	Units	—		—		—		—	—	—
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457	(o)	$500,000,000	(1)	—	(2)	$500,000,000	0.0000927	$46,350
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts								$500,000,000		$46,350
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$46,350

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares(3)	143,593,753	(4)	$1,402,192,998.05		S-1	333-258607	August 12, 2021

Other	Warrants(3)	10,250,000	(4)	$—	(5)	S-1	333-258607	August 12, 2021

(1)	The amount to be registered consists of up to $500,000,000 aggregate offering price of an indeterminate amount of ordinary shares, preferred shares, debt securities, warrants, subscription rights and/or units of the registrant. There is also being registered hereunder such currently indeterminate number of ordinary shares, preferred shares and indeterminate amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred shares, debt securities, warrants or subscription rights or settlement of any units, including such shares of ordinary shares or preferred shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	No registration fee is payable in connection with the 143,593,753 ordinary shares (including ordinary shares underlying warrants) and 10,250,000 warrants that were previously registered under Form S–1 (File No. 333-258607), originally filed with the SEC on August 9, 2021 and subsequently declared effective (the “Prior Registration Statement,” as amended and/or supplemented), because such shares and warrants are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(4)	143,593,753 ordinary shares (including ordinary shares underlying warrants) and 10,250,000 warrants registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(5)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying ordinary shares.